Exhibit 23.1

TAUBER & BALSER, P.C.

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Post-Effective Amendment No. 1 to Form S-1 on Form S-3/A pertaining to Tri-S Security Corporation of our report dated March 31, 2006, with respect to the consolidated financial statements of Tri-S Security Corporation which are included in the Form 10-K for the year ended December 31, 2005. We also consent to the reference to us under the caption “Experts” in the Registration Statement.

/s/ Tauber & Balser, P.C.
Tauber & Balser, P.C.

Atlanta, Georgia
July 5, 2006